Exhibit 99.1
                        Press Release Dated July 2, 2004


                                  July 2, 2004
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            First Citizens Bank, a Subsidiary of Farmers Capital Bank
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                      Corporation, to Acquire FINET, INC.
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First Citizens Bank, Elizabethtown,  Kentucky (First Citizens) has announced the signing of a definitive agreement to acquire Financial National Electronic Transfer, Inc., Radcliff, Kentucky (FINET, INC.) in a cash transaction.

First Citizens is a wholly-owned subsidiary of Farmers Capital Bank Corporation, (Farmers) a financial holding company headquartered in Frankfort, Kentucky that operates 23 banking locations in 13 communities throughout Kentucky, a leasing company, a data processing company, and an insurance agency and had total deposits of $1,028,000,000 as of March 31, 2004. Its stock is publically traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) Small Cap Market tier, under the symbol FFKT.

First Citizens is a state chartered financial institution headquartered in Shepherdsville, Kentucky with 5 offices located in Elizabethtown, Radcliff and Shepherdsville, Kentucky and had total deposits of $133,000,000 as of March 31, 2004.

FINET, INC. is a data processing company which specializes in the processing of federal benefit payments and military allotments and is headquartered in Radcliff, Kentucky.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks,uncertainties and other factors that may cause the actual results, performance or achievements of the parties to be materially different from any future results, performance or achievements of the parties expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The parties disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.